EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to LanOptics Ltd.'s (the "Company") 2003 Amended and Restated Equity Incentive Plan (f/k/a LanOptics Ltd. 2003 Israeli Share Option
Plan), of our report dated March 29, 2007, with respect to the Company's consolidated financial statements included in its Annual Report on Form 20-F for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

                                            /s/ Kost, Forer, Gabbay and Kasierer
                                            ------------------------------------
                                            Kost, Forer, Gabbay and Kasierer
                                            A member of Ernst & Young Global

Haifa, Israel
January 29, 2008